Exhibit 99.1

Alpha Cognition Inc. Announces Proposed Public Offering of Common Shares

VANCOUVER, BC and Dallas, TX — September 30, 2025 — Alpha Cognition Inc. (Nasdaq: ACOG) (the “Company”), a commercial-stage biopharmaceutical company dedicated to developing innovative treatments for neurodegenerative diseases, today announced that it is proposing to offer and sell its common shares and, in lieu of common shares to certain investors, pre-funded warrants to purchase its common shares, in an underwritten public offering. In addition, the Company intends to grant the underwriter a 30-day option to purchase up to a number of additional common shares equal to 15% of the total number of common shares (and common shares underlying pre-funded warrants) sold in the proposed public offering, on the same terms and conditions. The proposed public offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed public offering may be completed, or as to the actual size or terms of the proposed public offering. All securities to be sold in the proposed public offering will be offered by the Company.

The Company plans to allocate the net proceeds for the acceleration of commercial launch, with an emphasis on sales expansion, marketing investment, enhancing payer coverage and reimbursement infrastructure. These investments are designed to maximize near-term adoption while laying the foundation for long-term revenue growth and a sustainable commercial presence in the Alzheimer’s treatment landscape.

Titan Partners Group, a division of American Capital Partners, is acting as sole bookrunner for this proposed public offering.

The proposed public offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-289792) filed with the Securities and Exchange Commission (“SEC”) on August 22, 2025, and declared effective by the SEC on August 29, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the proposed public offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed public offering, when available, may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This proposed public offering will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Alpha Cognition Inc.

Alpha Cognition Inc. is a commercial stage, biopharmaceutical company dedicated to developing treatments for patients suffering from neurodegenerative diseases, such as Alzheimer’s Disease and Cognitive Impairment with mild Traumatic Brain Injury (“mTBI”), for which there are currently no approved treatment options.

ZUNVEYL is a patented drug approved as a new generation acetylcholinesterase inhibitor for the treatment of Alzheimer’s disease, with expected minimal gastrointestinal side effects. ZUNVEYL’s active metabolite is differentiated from donepezil and rivastigmine in that it binds neuronal nicotinic receptors, most notably the alpha-7 subtype, which is known to have a positive effect on cognition. ALPHA-1062 is also being developed in combination with memantine to treat moderate to severe Alzheimer’s dementia, and as an intranasal formulation for Cognitive Impairment with mTBI.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the completion, timing and size of the Company’s proposed public offering, the grant to the underwriter of an option to purchase additional securities, the satisfaction of customary closing conditions, and the intended use of proceeds therefrom. Except for statements of historical fact, any information contained in this news release may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Although the Company believes to have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. The Company cannot assure that the actual results will be consistent with these forward-looking statements. These forward-looking statements are subject to certain risks, including risks regarding our ability to raise sufficient capital to implement our plans to commercialize ZUNVEYL, risks regarding the efficacy and tolerability of ZUNVEYL, risks related to ongoing regulatory oversight on the safety of ZUNVEYL, risk related to market adoption of ZUNVEYL, risks related to the Company’s intellectual property in relation to ZUNVEYL, risks related to the commercial manufacturing, distribution, marketing and sale of ZUNVEYL, risks related to product liability and other risks as described in the Company’s filings with the SEC, including those risk factors under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2025 and our periodic reports on Form 10-Q and Form 8-K filed with the SEC available at www.sec.gov. These forward-looking statements speak only as of the date of this news release and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Contacts

For further information:

 Investor Relations
IR@alphacognition.com
https://www.alphacognition.com/